    As filed with the Securities and Exchange Commission on December 3, 1996

                                                       Registration No. 33-86520

                       SECURITIES AND EXCHANGE COMMISSION

                               AMENDMENT NO. 1 TO

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ABR INFORMATION SERVICES, INC.
             (Exact Name of registrant as specified in its charter)

             FLORIDA                                     59-3228107
   (State or other jurisdiction                       (I.R.S. Employer
       of incorporation)                              Identification No.)



         34125 U.S. HIGHWAY 19 NORTH, PALM HARBOR, FLORIDA  34684-2116
              (Address of principal executive offices) (zip code)

   ABR INFORMATION SERVICES, INC. AMENDED AND RESTATED 1987 STOCK OPTION PLAN
                                      AND
   ABR INFORMATION SERVICES, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full title of the Plan)

                              JAMES E. MACDOUGALD
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ABR INFORMATION SERVICES, INC.
                          34125 U.S. HIGHWAY 19 NORTH
                        PALM HARBOR, FLORIDA  34684-2116
                    (Name and address of agent for service)

                                 (813) 785-2819
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                             MARTIN A. TRABER, ESQ.
                             TODD B. PFISTER, ESQ.
                                FOLEY & LARDNER
                       100 NORTH TAMPA STREET, SUITE 2700
                           TAMPA, FLORIDA 33602-5804
                                 (813) 229-2300


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
       Title of each                                   Proposed            Proposed
          class of                                     maximum              maximum
      securities to be          Amount to be        offering price         aggregate            Amount of
         registered             registered(1)         per share         offering price        registration fee(2)
-----------------------------------------------------------------------------------------------------------------
 Common Stock,                     413,388              $42.75            $17,672,337           $5,355.26
 $0.01 par value                   shares
-----------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on November 26, 1996.

         This Amendment No. 1 is being filed pursuant to Instruction E of Form S-8 and amends the Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (Registration No. 33-86520). The provisions of such Registration Statement are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Harbor, State of Florida, on December 2, 1996.

                                             ABR INFORMATION SERVICES, INC.


                                             By: /s/ James E. MacDougald
                                                -------------------------------
                                                James E. MacDougald,
                                                Chairman of the Board, President
                                                and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                           SPECIAL POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints James E. MacDougald his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Date:  December 2, 1996                        /s/ James E. MacDougald
                                               -------------------------------
                                               James E. MacDougald,
                                               Chairman of the Board,
                                               President and Chief Executive
                                               Officer (Principal Executive
                                               Officer)


Date:  December 2, 1996                        /s/ Reva R. Maskewitz
                                               -------------------------------
                                               Reva R. Maskewitz,
                                               Acting Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)


Date:  December 2, 1996                        /s/ Suzanne M. MacDougald
                                               ---------------------------------
                                               Suzanne M. MacDougald,
                                               Senior Vice President,
                                               Secretary and Director


Date:  December 2, 1996                        /s/ Thomas F. Costello
                                               ---------------------------------
                                               Thomas F. Costello, Director


Date:  December 2, 1996                        /s/ Mark M. Goldman
                                               --------------------------------
                                               Mark M. Goldman, Director





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

                                 EXHIBIT INDEX

                                                                                                               SEQUENTIAL
                                                                                                                PAGE NO.
                                                                                                               ----------
       4A.         ABR Information Services, Inc. Amended and Restated 1987 Stock Option Plan (filed as Exhibit 10.6 of the registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994 and incorporated herein by reference)

       4B.         ABR Information Services, Inc. 1993 Amended and Restated Stock Option Plan (Filed
                   as Exhibit 10.7 to registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994 and incorporated herein by reference)

        5.         Opinion of Foley & Lardner as to the legality of the securities to be issued

      23A.         Consent of Foley & Lardner (included in Opinion filed as Exhibit 5)

      23B.         Consent of Grant Thornton LLP

       24.         Power of Attorney (included on the Signature Page of this Amended Registration
                   Statement)





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